Exhibit 99.1

CUSIP No. G2118P102

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value US$0.001 per share, of China Customer Relations Centers, Inc., a British Virgin Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

[Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 4, 2020.

Zhili Wang

/s/ Zhili Wang

Qingmao Zhang

/s/ Qingmao Zhang

Debao Wang

/s/ Debao Wang

[Signature Page to Joint Filing Agreement]